EXHIBIT 23
----------

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We consent to the incorporation by reference in the registration statement of PGI, Incorporated and subsidiaries on Form S-8 (File 2-77149) of our report dated February 5, 2003 on the consolidated statement of financial position of PGI, Incorporated and subsidiaries as of December 31, 2002 and 2001 and consolidated statements of operations, stockholders' deficiency and cash flows for the two years ended December 31, 2002. Our report contains an explanatory paragraph regarding uncertainty as to the ability of the Company to continue as a going concern.


St. Louis, Missouri                               /s/ BKDLLP
March 31, 2003